Exhibit 10(ggg)

                             FIRST AMENDMENT TO THE
                        NORTH VALLEY BANCORP 401(K) PLAN
                        --------------------------------


This First Amendment (Amendment) to the North Valley Bancorp 401(k) Plan (Plan) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS
                                    --------

A.   Effective as of January 1, 1984, the Employer adopted the Plan.

B. The Plan was restated in its entirety effective January 1, 1994 and was subsequently restated in its entirety on February 20, 1997.

C. Effective July 1, 2002 the Plan was amended and restated to include certain changes required by the Uniform Services Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreement Act of 1994 (GATT), the Small Business Job Protection Act of 1996 (SBJPA '96), the Taxpayer Relief Act of 1997 (TRA '97) and the Community Renewal Tax Relief Act of 2000.

D. Effective October 12, 2000, North Valley Bancorp acquired Six Rivers National Bank. All employees who participated in the Six Rivers National Bank Profit Sharing 401(k) Plan (Six Rivers Plan) on the day before the acquisition were eligible to participate in this Plan on the first day of the payroll period following the acquisition date.

E. Effective July 1, 2002, the Plan was amended to allow Participants to defer up to fifty percent (50%) of their compensation, to exclude severance pay and taxable fringe benefits from the definition of compensation for only salary deferral contributions, and to provide that salary deferrals can be reinstated on the first day of each month.

F. Effective January 1, 2002, the Plan was amended to reflect certain changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

G. Effective January 1, 2003, the Plan was amended by the former prototype plan sponsor, Diversified Investment Advisors, to adopt the provisions described in Question and Answer No. 3 of Final Treasury Regulations
     section 1.401(a)(9)-1 published on April 17, 2002 regarding the plan document provisions necessary to comply with Internal Revenue Code section 401(a)(9).

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H.   In August, 2004, the Employer amended the Plan to provide for the participation of the employees of Yolo Community Bank effective September 1, 2004 as a result of the merger of Yolo Community Bank into new Yolo Community Bank, a wholly-owned subsidiary of North Valley Bancorp effective August 31, 2004, to provide for the crediting of prior service with Yolo Community Bank for purposes of eligibility, accrual of benefits and vesting under the Plan and to provide the Employer the opportunity to make safe harbor contributions to the Plan for each Plan Year that the Employer so elects and provides the required "safe harbor" notice under the Code.

I. In September 2004, the Employer amended and restated the Plan to clarify and conform certain provisions with its original intent that was not accurately captured in the August 2004, amendment and restatement.

J.   The Employer now wishes to amend the Plan as follows:

     1. In accordance with Code section 401(a)(31)(B) regarding mandatory distributions, to reduce the limit for making distributions without participant consent from Five Thousand Dollars ($5,000) to One Thousand Dollars ($1,000) effective March 28, 2005.

     2. To change the matching contribution rate to 50% on every dollar up to the first 6% of the employee's compensation effective July 1, 2005.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer hereby amends the Plan as follows:

1. Plan section 10.06.D is amended in its entirety effective March 28, 2005 to read as follows:

     D.  Participant and Spousal Consent for Distributions.
         -------------------------------------------------

         If the value of the Participant's Vested benefit does not exceed one thousand dollars ($1,000), the Plan Administrator may immediately distribute such benefit without such Participant's consent and without such Participant's spouse's consent. If the value of the Participant's Vested benefit exceeds one thousand dollars ($1,000) but does not exceed five thousand dollars ($5,000), the Plan Administrator may immediately distribute such benefit with the Participant's consent, however, such Participant's spouse's consent is not required. A participant's Vested benefit may not be paid prior to the later of the

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         Participant's attainment of age sixty-two (62) or Normal Retirement Age without the written consent of the Participant and the Participant's spouse if the value exceeds five thousand dollars ($5,000). No distribution may be made under this subparagraph after the Annuity Starting Date unless the Participant and the Participant's spouse (or where the Participant has died, the surviving spouse) consents in writing to such distribution.

2. Plan section 4.03.A is amended in its entirety effective July 1, 2005 to read as follows:

     A.  Employer Contributions--Matching Contributions.
         ----------------------------------------------

         Each payroll period, the Employer shall contribute to each eligible Participant's account an amount equal to fifty percent (50%) of the Participant's Elective Deferrals. The maximum amount of Elective Deferrals for which such Matching Contributions will be made is six percent (6%) of Compensation which means that the maximum Matching Contribution will be three percent (3%) of Compensation.

3.   In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 28th day of April, 2005.

                                       EMPLOYER:
                                       ---------

                                       NORTH VALLEY BANCORP
                                       A California Corporation


                                       By: /s/ MICHAEL J. CUSHMAN
                                           -------------------------------------
                                           Michael J. Cushman, President


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